UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2007

MILLENNIUM ETHANOL, LLC

(Exact name of Registrant as Specified in its Charter)

South Dakota
(State Or Other Jurisdiction Of Incorporation)

000-52608	20-3477343
(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Broadway Avenue
PO Box 357
Marion, South Dakota	57403
(Address Of Principal Executive Offices)	(Zip Code)

(605) 648-3941
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On August 29, 2007, the merger of US Bio Acquisition Sub, LLC (“Merger Sub”), a wholly owned subsidiary of  US BioEnergy Corporation (“US BioEnergy”), with an into Millennium Ethanol, LLC (“Millennium”) (the “Merger”) was consummated in accordance with the Agreement and Plan of Merger, dated as of May 31, 2007, among US BioEnergy, Merger Sub and Millennium, as amended (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, the total aggregate net consideration for the transaction, after taking into account Millennium’s transaction expenses as provided in the Merger Agreement and after giving effect to the exercise of all Millennium’s outstanding Class C purchase rights, was approximately $130,922,000, comprised of approximately 11,293,000 shares of US BioEnergy Common Stock and approximately $11,565,000 in cash.  Millennium’s unitholders will receive $0.1787 and 0.1745 shares of US BioEnergy common stock for each Class A unit held, $0.5888 and 0.5750 shares of US BioEnergy common stock for each Class B unit held and $0.1886 and 0.1842 shares of US BioEnergy common stock for each Class C unit held.  The consideration for the Millennium transaction was determined by arms-length negotiations between Millennium and US BioEnergy.  Upon the closing of the Merger, Millennium became a wholly owned subsidiary of US BioEnergy.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.03                                             Material Modifications to Rights of Security Holders.

Subject to the terms of the Merger Agreement, upon the closing of the Merger, each outstanding unit of Millennium was converted into the right to receive merger consideration comprised of cash and US BioEnergy common stock as described above.

Item 5.01                                             Changes in Control of Registrant.

Upon the closing of the Merger on August 29, 2007, a change of control of Millennium occurred.  Pursuant to the terms of the Merger Agreement, each outstanding unit of Millennium was converted into the right to receive merger consideration comprised of cash and US BioEnergy common stock as described above.  With the closing of the Merger, Millennium became a wholly owned subsidiary of US BioEnergy.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the transactions contemplated by the Merger Agreement, the managers and officers of Merger Sub immediately prior to the effective time of the Merger became the managers and officers of Millennium.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are being filed herewith:

EXHIBIT	DESCRIPTION

2.1

Agreement and Plan of Merger, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 1 to US BioEnergy Corporation’s Registration Statement on Form S-4, filed with the SEC on July 27, 2007, File No. 333-144246)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MILLENNIUM ETHANOL, LLC.

	By:	/s/ Gregory S. Schlicht
Gregory S. Schlicht
Manager

Date: September 5, 2007

Exhibit Index

EXHIBIT	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of May 31, 2007, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 1 to US BioEnergy Corporation’s Registration Statement on Form S-4, filed with the SEC on July 27, 2007, File No. 333-144246)